EXHIBIT 10.26

January 25, 2007

Richard C. Hall

4925 Oxford Drive

Sarasota, FL 34242

Re:	Amendment to Executive Employment Agreement

Dear Craig:

This document is intended to memorialize the amendment of your Employment Agreement, dated June 29, 2006.

Our signatures below confirm that we have agreed to modify the Employment Agreement in Section 1 only as described below as follows:

1.	EMPLOYMENT; DUTIES.

The provision, as originally written has been deleted in its entirety and is amended to read as follows:

The Company shall employ Executive as Chief Financial Officer, and Executive accepts such employment under the terms and conditions set forth in this Agreement. Executive’s duties shall be consistent with those of a Chief Financial officer as defined from time to time by the Company’s board of directors (the “Board”) and the Chief Executive Officer.

APPROVED AND AGREED:

DATE: 1/25/07	Richard C. Hall

/s/ Richard C. Hall

DATE: 1/25/07	Sun Energy Solar, Inc.

/s/ Carl L. Smith
Carl L. Smith
Chairman and Chief Executive Officer